Exhibit 11
                                                                    ----------


                     MICROS SYSTEMS, INC. AND SUBSIDIARIES
                   three months ended March 31, 1995 and 1994


                 Exhibit 11 - Computation of Earnings Per Share
                                  (Unaudited)

                                           Three Months Ended
                                       ----------------------------
                                         March 31,      March 31,
                                           1995           1994
                                       -------------  -------------
Weighted-average number
 of common shares                          7,845,283      7,773,381

Dilutive effect of outstanding
 stock options                               109,047        158,906
                                       -------------  -------------
Weighted-average number of
 common and common equivalent
 shares outstanding                        7,954,330      7,932,287
                                       =============  =============

Net income per statements
 of income                             $   2,223,800  $   2,000,000
                                       =============  =============

Net income per common and
 common equivalent share               $        0.28  $        0.25
                                       =============  =============

                     MICROS SYSTEMS, INC. AND SUBSIDIARIES
                   nine months ended March 31, 1995 and 1994

                 Exhibit 11 - Computation of Earnings Per Share
                                  (Unaudited)

                                            Nine Months Ended
                                       ----------------------------
                                         March 31,      March 31,
                                           1995           1994
                                       -------------  -------------
Weighted-average number
 of common shares                          7,828,489      7,717,327

Dilutive effect of outstanding
 stock options                               122,723        185,428
                                       -------------  -------------
Weighted-average number of
 common and common equivalent
 shares outstanding                        7,951,212      7,902,755
                                       =============  =============

Net income per statements
 of income                             $   8,139,400  $   5,818,600
                                       =============  =============

Net income per common and
 common equivalent share               $        1.02  $        0.74
                                       =============  =============